UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 25, 2014

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2014, Sport Chalet, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into the Term Loan and Security Agreement (the “Agreement”) dated as of June 27, 2014 with Crystal Financial SBIC LP (the “Agent”) as agent for the lenders party to the Agreement.

The Agreement provides for a $15 million term loan with a maturity date of November 8, 2018. The term loan earns interest at a rate of LIBOR plus 8.5 percent per annum. The Company paid a closing fee for the term loan in the amount of $262,500. The Agreement provides for a prepayment fee of 3.00% for year one and 2.00% for year two (except that in year one, any prepayment from cash sale of equity interests in the Company, or in connection with a Change of Control expressly permitted in writing by Crystal Financial SBIC LP, will be subject to an early prepayment fee of 2.00%). The term loan is secured by a second security position on all our assets and capital stock in our subsidiaries, subject only to a first position in favor of Bank of America’s existing revolving credit facility. The Agreement limits the combined amount we can borrow under the Agreement and under our Bank of America revolving credit facility, to a combined borrowing base of (a) the sum of (i) 102.5% of a fixed monthly percentage (which ranges between 78% and 88.3%) of eligible inventory as provided in the Agreement, plus (ii) 90% of eligible credit card receivables, plus (iii) 75% of eligible receivables of our Team Sales subsidiary, plus (iv) 65% of the value of eligible Team Sales inventory, plus (v) a formula calculation based on rental inventory, minus (b) the availability reserve established by the Revolver Agent under the revolving credit facility, minus (c) a new block on combined availability under the term loan and under the Bank of America revolving credit facility, calculated as the greater of (a) $5 million and (b) ten percent (10%) of the lesser of (i) the borrowing base for both the term loan and the revolving credit facility (calculated without giving effect to clauses (b) and (c) included in the description of borrowing base) or (ii) the sum of the amount owed on the term loan plus the total committed amount of the revolving credit facility. The effect of this availability block is to reduce the amount available for borrowing under the revolving credit facility; although the availability block is imposed in connection with the Term Loan, the availability block is actually imposed as a limitation on the revolving credit facility. In order to provide for this limitation on the revolving credit facility, and in order to permit the Company to enter into the Agreement and borrow the $15 million term loan in compliance with the Bank of America revolving Loan and Security Agreement dated as of October 18, 2010, as amended (the “Revolving Agreement”), on June 27, 2014 the Company and Bank of America entered into an amendment (the “Amendment”) to the Revolving Agreement.

The Agreement imposes various affirmative and negative covenants upon the Company including the requirement that Fixed Charge Coverage Ratio be not less than 1.10 to 1.00 during a Covenant Trigger Period. The Agreement defines Covenant Trigger Period as including the 30-day period commencing upon any day that a default or event of default occurs under the Agreement or availability for borrowings under the revolving borrowing facility falls below $2,500,000 at any time from January 16 through November 29 each year, and $7,500,000 at any time from each November 30 to the following January 15.

The foregoing summary is qualified in its entirety by reference to the copy of the Agreement which is attached as Exhibit 99.1 to this Report and by reference to the copy of the Amendment which is attached as Exhibit 99.8 to this Report, and each is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2014, the Company entered into the Agreement described in Item 1.01 above, which description is incorporated in this Item 2.03 by this reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2014, the Company received notice (the “Notice”) from the NASDAQ Stock Market (“Nasdaq”) that the Company’s Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”) are not in compliance with Rule 5450 and 5460, respectively, of the Nasdaq Listing Rules (the “Listing Rules”).

Rule 5450 requires a primary class of common stock, such as the Class A Shares, to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $5 million. The MVPHS of a class of common stock is equal to (x) the consolidated closing bid price of the shares of such class multiplied by (y) the number of shares of such class not held directly or indirectly by an officer, director or beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act of 1934) of more than 10% of the total shares of such class outstanding. As of June 25, 2014, the MVPHS of the Class A Shares was $4,582,522, based upon (x) a consolidated closing bid price of $1.05, and (y) 4,364,307 Class A Shares not held directly or indirectly by an officer, director or beneficial owner of more than 10% of the total Class A Shares outstanding, each as of that date.

Rule 5460 requires a secondary class of common stock, such as the Class B Shares, to maintain a minimum MVPHS of $1 million. As of June 25, 2014, the MVPHS of the Class B Shares was $875,558, based upon (x) a consolidated closing bid price of $1.05, and (y) 833,865 Class B Shares not held directly or indirectly by an officer, director or beneficial owner of more than 10% of the total Class B Shares outstanding, each as of that date.

The Listing Rules provide a period of 180 calendar days in which to regain compliance with Rule 5450 or 5460, as the case may be. If at any time during this period the MVPHS of the Class A Shares closes at $5 million or more, or the Class B Shares closes at $1 million or more, in each case for a minimum of ten consecutive business days, the Company will regain compliance with respect to such class. If the Company does not regain compliance with respect to the Class A Shares or the Class B Shares prior to the expiration of this 180-day period, the shares of such class will be subject to delisting. The Company would have the right to appeal any determination by Nasdaq to initiate delisting proceedings.

There can be no assurance that the Company will take any action(s) in response to the Notice, that the Company will develop a plan to regain compliance of the Class A Shares or the Class B Shares, that any such plan will be successful, that the Company will appeal any determination by Nasdaq to initiate delisting of the Class A Shares or the Class B Shares, that Nasdaq will grant any such appeal, or that the Company will be able to regain or subsequently maintain compliance with the requirements for continued listing of the Class A Shares or the Class B Shares under the Listing Rules (including, but not limited to, with respect to the deficiency set forth in the Notice).

As of June 25, 2014, 7,582,144 Class A Shares and 129,980 Class B Shares (representing 61.1% and 7.3%, respectively, of the outstanding shares of such class) held by The Olberz Family Trust dated 05/06/1997 and 791,635 Class B Shares (representing 44.6% of the outstanding shares of such class) held by Craig Levra, the Chairman of the Board and the Chief Executive Officer of the Company, are pledged as collateral for loans.

Failure to maintain listing on Nasdaq of the Class A Shares or the Class B Shares may have a material adverse effect on the price or liquidity of the Class A Shares or Class B Shares. Failure to maintain listing on Nasdaq, or a decline in the price, of the Class A Shares or the Class B Shares may result in the sale of some or all of the shares pledged.

Cautionary Information Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team. These forward-looking statements involve significant risks and uncertainties, including those discussed below and others that can be found in the Company’s Form 10-K for the fiscal year ended March 30, 2014, and in any subsequent periodic reports from the Company on Form 10-Q and Form 8-K. The Company is providing this information as of the date of this report and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. Forward-looking statements can be identified by the use of words such as “will,” “could,” “should,” “may,” “anticipate,” “expect,” “intend,” “estimate,” “believe,” “project,” “plan,” “potential,” “continue,” or other similar expressions.

Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities, and the outlook for the Company’s businesses, performance and opportunities; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: the Company’s ability to maintain relationships with employees, customers, or suppliers; the negative effect of the economic downturn and the lack of winter weather on the Company’s sales; limitations on borrowing under the Company’s bank credit facilities; the Company’s ability to control operating expenses and costs; the competitive environment of the sporting goods industry in general and in the Company’s specific market areas; the challenge of maintaining the Company’s competitive position; the Company’s ability to maintain the growth of its Team Sales Division and online business; the Company’s ability to regain or subsequently maintain compliance with the requirements for continued listing of its common stock; and changes in costs of goods and services. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Term Loan and Security Agreement, dated as of June 27, 2014, among Sport Chalet, Inc., Sport Chalet Value Services, LLC, Sport Chalet Team Sales, Inc., certain financial institutions, as lenders thereunder, and Crystal Financial SBIC LP, as Agent.

99.2	Secured Continuing Guaranty, dated as of June 27, 2014, by Sport Chalet Value Services, LLC and Sport Chalet Team Sales, Inc. in favor of Crystal Financial SBIC LP.

99.3	Security Agreement, dated as of June 27, 2014, between Sport Chalet Team Sales, Inc. and Crystal Financial SBIC LP, as Agent.

99.4	Security Agreement, dated as of June 27, 2014, between Sport Chalet Value Services, LLC and Crystal Financial SBIC LP, as Agent.

99.5	Trademark Security Agreement, dated as of June 27, 2014, between Sport Chalet, Inc. and Crystal Financial SBIC LP.

99.6	Pledge Agreement, dated as of June 27, 2014, between Sport Chalet, Inc. and Crystal Financial SBIC LP, as Agent.

99.7	Intercreditor Agreement, dated as of June 27, 2014, between Bank of America, N.A. and Crystal Financial SBIC LP.

99.8	Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of June 27, 2014, among Sport Chalet, Inc., Sport Chalet Value Services, LLC, Sport Chalet Team Sales, Inc., certain financial institutions, as lenders thereunder, and Bank of America, N.A., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT CHALET, INC.

Date: June 30, 2014	By	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Term Loan and Security Agreement, dated as of June 27, 2014, among Sport Chalet, Inc., Sport Chalet Value Services, LLC, Sport Chalet Team Sales, Inc., certain financial institutions, as lenders thereunder, and Crystal Financial SBIC LP, as Agent.

99.2	Secured Continuing Guaranty, dated as of June 27, 2014, by Sport Chalet Value Services, LLC and Sport Chalet Team Sales, Inc. in favor of Crystal Financial SBIC LP.

99.3	Security Agreement, dated as of June 27, 2014, between Sport Chalet Team Sales, Inc. and Crystal Financial SBIC LP, as Agent.

99.4	Security Agreement, dated as of June 27, 2014, between Sport Chalet Value Services, LLC and Crystal Financial SBIC LP, as Agent.

99.5	Trademark Security Agreement, dated as of June 27, 2014, between Sport Chalet, Inc. and Crystal Financial SBIC LP.

99.6	Pledge Agreement, dated as of June 27, 2014, between Sport Chalet, Inc. and Crystal Financial SBIC LP, as Agent.

99.7	Intercreditor Agreement, dated as of June 27, 2014, between Bank of America, N.A. and Crystal Financial SBIC LP.

99.8	Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of June 27, 2014, among Sport Chalet, Inc., Sport Chalet Value Services, LLC, Sport Chalet Team Sales, Inc., certain financial institutions, as lenders thereunder, and Bank of America, N.A., as Agent.